GENERAL AGREEMENT

THIS GENERAL AGREEMENT (this "Agreement") dated this 21st day of December

2020 BETWEEN:

TEAM 360 SPORTS INC
(the "Partner One")

711 S. Carson St Suite 4, Carson City, Nevada, USA, 89701

OF THE FIRST PART

AND
CRANK MEDIA INC
(the "Partner Two")

Crank Media Inc of Suite 1720, 650 West Georgia Street, Vancouver, British Columbia, Canada, V6B4N8

OF THE SECOND PART

IN CONSIDERATION OF the Partner One accepting the terms of this Agreement and the Partner Two also accepting the terms of this Agreement, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

1. **<u>Terms</u>**

1. The partners agree that Sandor Miklos will resign as both Chief Executive Officer and Chief Financial Officer and will be replaced by Stephen Brown.
2. Stephen Brown will be appointed to the board along with Douglass Magallon and Sandor agrees to remain on the board and have any other members resign.
3. All parties agree that the company will change the name from Team 360 Sports Inc to Crank Media Inc.
4. All parties agree that the company will change the trading symbol from "TSOP" TO "CRNK".
5. The Partner Two as a part of this Agreement will settle two debts owed by Team 360 Sports Inc outstanding in the amounts of $100,000.00 and $30,000.00 within Forty-Five days of this Agreement.

DS SM DS S.B

6. Partner Two agrees that all Film, TV, Music and Digital VR projects owned by Stephen Brown and Crank Media will be merged into the public company and become the assets of the surviving entity Crank Media Inc the then traded company. These projects include all assets currently on the website www.crankmedia.ca.

2. Governing Law

1.This Agreement will be construed in accordance with and governed by the laws of the State of Nevada and British Columbia.

3. Costs

1. All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Partners, will be paid by the defaulting parties.

4. Severability

1. The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

5. General Provisions

1. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

6. Entire Agreement

1. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

SIGNATURE PAGE FOLLOWS

DS SM DS S.B

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 21st day of December.

TEAM 360 SPORTS INC

DocuSigned by:
Sandor Miklos
D67B4B1CDF724D9...

12/21/2020

By: Sandor Miklos

Authorized Signature

CRANK MEDIA INC

DocuSigned by:
Stephen Brown
7755F2AD466E448...

12/21/2020

By: Stephen Brown
Authorized Signature

Assets committed by Stephen Brown to be merged into the Crank Media Inc public company (CRNK) currently known as Team 360 Sports Inc (TSPO):

Films:

1. Americas Sweethearts (Life story of the Andrews Sisters- Script complete and in Pre-Production)
2. Pink Heat (Comedy starring Amy Pohler-Script complete-still casting)
3. Proof of Evidence (Cop thriller in casting-script complete)
4. Santa's Map (Children's animation in development-script complete)
5. Tiny (Life Story of Tiny Tim-script complete and in casting)
6. Naked Island (Comedy spoof on the old TV show Fantasy Island starring UK comedian Russell Brand-script complete starts filming in March)
7. Thunderbirds (A film taken from the successful 1960's UK TV show The Thunderbirds-script complete and in casting and costume designs)
8. The Hill (True story written by a top writer who wrote Rudy and Hoosiers-script complete and in development)
9. Unchain My Heart (The bio picture of the life of rock and roll legend Joe Cocker- hiring a academy winning writer-in negotiations)
10. The Editor (A never been done before where 1,000,000 stock clips are put together to make a movie of the life of a real Hollywood editor) Movie done and releasing in early 2021.

TV:

1. Brooke Knows Nashville-Reality Show (The daughter of Hulk Hogan now a country singer and her crazy life-In Pre-Production- She has had 2 previous shows The Hogan's and Brooke knows best that was in 120 countries with over 60 Million viewers)
2. Celebrity Face Off (A game show that the pilot has been shot and in negotiations with networks)
3. The Philanthropist (A show like Shark Tank where people with a cause pitch it to 5 Philanthropists to fund their cause) Shoots in early 2021
4. Cyclone (A game show hosted by Hulk Hogan the famous WWE wrestler where contestants try to conquer the cyclone along with other elements to win $$$) Begins shooting in March 2021

Music:

1. Black Pontiac: A young North Vancouver Rock Band of four (Like the Red Hot Chilli Peppers that have had 3 top 40 hits and have generated over $700,000 in downloads/streaming. (We have a 5 album deal)
2. Jesse Pepe: A LA hip hop artist that we have been at #1 single with him last week and the album is finished in 3 weeks. (We have a 3-album deal)
3. Final State: A Montreal Rock Band that has had hits in Quebec and now doing well in the USA, climbing the charts. (We have a 2-album deal)

DocuSigned by:
Stephen Brown
7765F2AD456E448...

12/21/2020

4. Christos: A new pop artist that we have just released his second single and doing well (We have a 3-album deal)
5. Brooke Hogan: A well known TV star and daughter of Hulk Hogan has had success in recording music in the pop world and signed a 3-album deal with us for country music as she now resides in Nashville-The first single is out as of 2 weeks ago and is exploding at country radio and the album is almost done and has 2 duets with country superstars.

Virtual Reality: We have built the first Virtual Film Studio (PINNACLE VIRTUAL STUDIO) to launch on Feb 1, 2021 where actors, producers, writers, managers, agents, casting agents and more can create a self like Avatar and meet at the Virtual Film Studio from anywhere in the world and deals and much more can be conducted

I Stephen Brown guarantee to merge free and clear all the above assets and more in development into the deal we signed today December 21, 2020 between Crank Media Inc and Team 360 Sports Inc.

DocuSigned by:
Stephen Brown
7755F2AD456E443...

12/21/2020